Exhibit 4.2

FIRST AMENDMENT TO

AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT (this “Amendment”), dated as of January 20, 2009, is entered into among REGAL CINEMAS CORPORATION, a Delaware corporation (the “Borrower”), the GRANTORS party to the Guaranty and Collateral Agreement (as defined below) (the “Grantors”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent, Credit Suisse Securities (USA) LLC, as sole lead arranger and sole book runner, and the Lenders from time to time a party thereto entered into the Fifth Amended and Restated Credit Agreement, dated as of October 27, 2006 (as amended by the First Amendment to the Credit Agreement referred to below, the “Credit Agreement”); and

WHEREAS, the Borrower, the Grantors, the Administrative Agent, and the Lenders have entered into the First Amendment to the Fifth Amended and Restated Credit Agreement, dated as of January 20, 2009 (the “First Amendment to the Credit Agreement”); and

WHEREAS, the Borrower, the Grantors and the Administrative Agent are party to the Amended and Restated Guaranty and Collateral Agreement, dated as of May 10, 2004 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Guaranty and Collateral Agreement”); and

WHEREAS, the Borrower and the Grantors have requested that Administrative Agent, and the Lenders have authorized the Administrative Agent, to make certain amendments to the Guaranty and Collateral Agreement as provided herein.

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                              Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Guaranty and Collateral Agreement and the Credit Agreement, as applicable.

SECTION 2.                              Amendment to Guaranty and Collateral Agreement.  Subsection 6.4(ii) of the Guaranty and Collateral Agreement is hereby amended by inserting immediately after the phrase “(y) the amount of drawings honored by Issuing Banks under a Letter of Credit for which Issuing Bank has not then been reimbursed by any Lender or Borrower” set forth therein, the phrase “and (z) the amount of any Swingline Loans made by the Swingline Lender for which the Swingline Lender has not then been repaid by the Borrower or the Lenders”.

SECTION 3.                              Conditions to Effectiveness of this Amendment.  This Amendment shall become effective when all the conditions set forth in this Section 3 shall have been satisfied.

(a)                                Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment executed by each Grantor.

(b)                               Effectiveness of First Amendment to the Credit Agreement.  The First Amendment to the Credit Agreement shall have become effective in accordance with its terms.

SECTION 4.                              Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)                                Power; Authorization; Enforceable Obligations. Each Grantor has the requisite power and authority, and the legal right, to enter into this Amendment.  Each Grantor has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.  This Amendment constitutes a legal, valid and binding obligation of each Grantor signatory thereto, enforceable against each such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Guaranty and Collateral Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                               No Legal Bar. The execution, delivery and performance of this Amendment will not violate any Requirement of Law or any material Contractual Obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

(c)                                Accuracy of Representations and Warranties. The representations and warranties of each Grantor set forth in the Guaranty and Collateral Agreement are true and correct in all material respects on and as of that the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d)                               No Default or Event of Default. As of the date hereof, after giving effect to this Amendment, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 5.  Validity of Guarantied Obligations and Liens.

(a)                                Validity of Guarantied Obligations.  Each Grantor hereby (i) acknowledges and agrees that , as of the date hereof, each Grantor is indebted to the Lenders and the Agents for the Guarantied Obligations, without defense, counterclaim or offset of any kind and each Grantor hereby ratifies and reaffirms the validity, enforceability and binding nature of such Guarantied Obligations and (ii) acknowledges and agrees to the terms of this Amendment; provided, that no representation is made pursuant to this clause (a) with respect to any claims that may exist against Lehman Brothers or any affiliates thereof.

(b)                               Validity of Liens and Loan Documents.  Each Grantor ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure any of the Obligations by any Grantor  to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents to which any Grantor is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, the Guaranty and Collateral Agreement and each other each Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Guaranty and Collateral Agreement”, “thereunder”, “thereof” or words of like import (and each reference in the Guaranty and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import) shall mean and be a reference to the Guaranty and Collateral Agreement as amended by this Amendment.

SECTION 6.Governing Law.  This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

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SECTION 7.                              Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier or electronic image scan transmission (e.g., PDF via electronic mail) shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8.                              Continuing Effectiveness. Except as modified by this Amendment, the Guaranty and Collateral Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects and this Amendment shall be a Loan Document for all purposes, and references in the Guaranty and Collateral Agreement to “the date hereof” and “the date of this Agreement” and phrases of similar import, shall in all instances be references to, and continue to refer to, May 10, 2004, and not the date of this Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Guaranty and Collateral Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any Grantor or any other Loan Party that would require an amendment, waiver or consent of any of the Lenders or the Agent except as expressly stated herein.

SECTION 9.                              Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 10.                        Integration.  This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements among any Grantor and the Administrative Agent or its affiliates relating to this Amendment or with respect to fees payable to the Administrative Agent (or its affiliates) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 11.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 13.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each Grantor and each of their respective successors and assigns, and upon the Agents and the Lenders and each of their respective successors and assigns.  The Grantors’ rights and obligations hereunder and any interest therein may not be assigned or delegated by any Grantor without the prior written consent of the Agent.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS, INC.
R.C. COBB, INC.
REGAL INVESTMENT COMPANY
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by A3 Theatres of Texas, Inc., its General Partner
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDINGS, INC.
EDWARDS THEATRES, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDERICK PLAZA CINEMAS, INC.
RCI/RMS, LLC
REGAL GALLERY PLACE, LLC
UA SWANSEA, LLC
by Interstate Theatres Corporation, its Sole Member
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY
RCI/FSSC, LLC
REGAL CINEMEDIA CORPORATION

By:	/s/ Amy Miles
Name: Amy Miles
Title: Executive Vice President and Chief Financial Officer

CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
RICHMOND I CINEMA, L.L.C.

By REGAL CINEMAS, INC., Sole Member and Sole Manager

By:	/s/ Amy Miles
Name: Amy Miles
Title: Executive Vice President and Chief Financial Officer

[First Amendment to Guaranty and Collateral Agreement]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Director

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

[First Amendment to Guaranty and Collateral Agreement]